ORGENESIS INC.

Summary of Proposed Terms of Convertible Loan

Issuer:	Orgenesis Inc. (the “Company”).

Investor:	Nine Investments Limited (the “Investor”)

Offering:	$100,000 in value of unsecured convertible loans (each, a “Convertible Loan”)

Maturity:

One year from the date of the closing of the Offering, but both Convertible Loan and Investor’s prior $250,000 note must be repaid earlier at Investor’s option if Orgenesis closes a non-Equity financing (“Equity” defined below).

Interest:	8% per annum calculated semi-annually and payable on Maturity.

Conversion Provisions:

If the Convertible Loan is not repaid at Maturity, at the option of the Investor, the principal amount and any accrued but unpaid interest thereon of each Convertible Loan will be convertible into Shares at 80% of the 5 day VWAP of Orgenesis common shares trading price for the 5 days prior to Holder’s election.

In the event Orgenesis completes an Equity financing of $350,000 or more before Maturity, Investor will convert both the Convertible Loan and Investor’s prior $250,000 note on the same terms as the equity financing. “Equity” financing means a financing for the direct issuance of shares and/or share purchase warrants.

Prepayment:	The principal amount and any accrued but unpaid interest of each Convertible Loan will be pre-payable by the Company at any time.

Use of Proceeds:	The proceeds of the Offering will be used by the Company for general working capital.

Closing Date:	December 6, 2013, or such other date as may be determined by the Company in its sole discretion. Closing of the Offering may take place in one or more tranches.

Restricted Securities:

None of the Convertible Loan or the Shares have been or will be registered in the United States under the 1933 Act. As such, they will be “restricted securities” under the 1933 Act and will therefore also be subject to U.S. resale restrictions.

This term sheet does not constitute an offer to sell any securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction.